Report of Independent Auditors

To the Shareholders and Board of Directors

MuniHoldings Fund II, Inc.:

In planning and performing our audit of the financial

statements of MuniHoldings Fund II, Inc. for the year

ended July 31, 2002, we considered its internal control,

including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose

of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to

provide assurance on internal control.

The management of MuniHoldings Fund II, Inc. is

responsible for establishing and maintaining internal

control.  In fulfilling this responsibility, estimates and

judgments by management are required to assess the

expected benefits and related costs of controls.  Generally,

internal controls that are relevant to an audit pertain to the entity’s objective of preparing financial statements for

external purposes that are fairly presented in conformity

with accounting principles generally accepted in the United

States.  Those controls include the safeguarding of assets

against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected.  Also, projection of

any evaluation of internal control to future periods is

subject to the risk that it may become inadequate because

of changes in conditions or that the effectiveness of the

design and operation may deteriorate.

Our consideration of internal control would not necessarily

disclose all matters in internal control that might be

material weaknesses under standards established by the

American Institute of Certified Public Accountants.  A

material weakness is a condition in which the design or

operation of one or more of the specific internal control

components does not reduce to a relatively low level the

risk that misstatements caused by error or fraud in amounts

that would be material in relation to the financial

statements being audited may occur and not be detected

within a timely period by employees in the normal course

of performing their assigned functions.  However, we noted

no matters involving internal control and its operation,

including controls for safeguarding securities that we

consider to be material weaknesses as defined above as of

July 31, 2002.

This report is intended solely for the information and use of the Board of Directors and management of MuniHoldings

Fund II, Inc., and the Securities and Exchange Commission

and is not intended to be and should not be used by anyone

other than these specified parties.

Ernst & Young LLP

Metro Park, NJ

September 6, 2002